UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 09/14/2009

Kraton Polymers LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-123747

Delaware	26-3739386
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 14, 2009, Kraton Polymers U.S. LLC (“Kraton”) and Shell Chemical LLP (“Shell”) fully executed Amendment Number Eight (#8) of their Isoprene Sales Contract of September 11, 1999 (the “Amendment Number Eight (#8)”), which Amendment Number Eight (#8) is dated effective September 10, 2009.

Under the terms of Amendment Number Eight (#8), the Period of the Contract under Article 3 was amended and restated. The term of Amendment Number Eight (#8) is through December 31, 2009, subject to termination as of that date or any date thereafter, on not less than two (2) months written notice given by either party.

* Kraton Polymers U.S. LLC is a wholly owned subsidiary of Elastomers Holdings LLC. Elastomers Holdings LLC is a wholly owned subsidiary of Kraton Polymers LLC.

Item 9.01.	Financial Statements and Exhibits

The following exhibit is filed with this Current Report pursuant to Item 1.01.

(d) Exhibits

Exhibit 99.1: Amendment Number Eight (#8) To Isoprene Sales Contract dated effective September 10, 2009, between Kraton and Shell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Polymers LLC

Date: September 15, 2009	By:	/s/ Stephen W. Duffy
Stephen W. Duffy
Vice President and General Counsel

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